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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

              -----------------------------------------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                              SEMCO Capital Trust I
                              ---------------------
             (Exact name of registrant as specified in its charter)



         Delaware                                   31-6633776
------------------------               ------------------------------------
(State of Incorporation)               (I.R.S. Employer Identification No.)


      c/o SEMCO Energy, Inc., 405 Water Street, Port Huron, Michigan 48060
      --------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                        Name of exchange on which class is to be
Title of class to be so registered      registered
----------------------------------      ----------------------------------------

10 1/4% Trust Preferred Securities (and   New York Stock Exchange Inc.
the Guarantee with respect thereto)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-91815.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered

          The class of securities to be registered hereby is the 10 1/4% Trust Preferred Securities (the "Preferred Securities") of SEMCO Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Securities represent preferred undivided beneficial interests in the assets of the Trust and are guaranteed by SEMCO Energy, Inc. ("SEMCO"), to the extent set forth in the Trust Guarantee Agreement described below by SEMCO to Bank One Trust Company, National Association, as Guarantee Trustee (the "Guarantee"). A description of the Preferred Securities and the Guarantee is set forth in the Registration Statement on Form S-3 of SEMCO and the Trust (Registration No. 333-91815) filed with the Securities and Exchange Commission (the "Commission") on November 30, 1999, as amended by Amendment No. 1 thereto filed with the Commission on March 22, 2000 and declared effective by the Commission on March 27, 2000 (as amended, the "Registration Statement") under the captions "Description of Trust Preferred Securities" and "Description of Trust Preferred Guarantees" and in the Prospectus Supplement relating thereto dated April 12, 2000 filed with the Commission on April 13, 2000 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act") under the caption "Description of the Trust Preferred Securities" which descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such descriptions that is subsequently filed by SEMCO or the Trust as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.


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Item 2.   Exhibits.

     Exhibit
     Number     Description of Exhibit                            Method of Filing
     ------     ----------------------                            ----------------
       1.       Certificate of Trust of the Trust                 Incorporated herein by reference to Exhibit 4.5
                                                                  to the Registration Statement

       2.       Form of Amendment and Restated Trust Agreement    Incorporated herein by reference to Exhibit
                                                                  4.11 to the Registration Statement

       3.       Form of Trust Guarantee Agreement                 Incorporated herein by reference to Exhibit
                                                                  4.15 to the Registration Statement

       4.       Form of 10 1/4% Trust Preferred Security          Incorporated herein by reference to Exhibit
                (contained in the Amended and Restated Trust      4.14 to the Registration Statement included in
                Agreement)                                        Exhibit 4.11 to the Registration Statement.

       5.       Form of Indenture dated as of April 19, 2000      Incorporated herein by reference to Exhibit 4.3
                between the registrant and Bank One Trust         to the Registration Statement
                Company, National Association, as Trustee


       6.       Form of First Supplemental Indenture to           Incorporated herein by reference to
                Indenture dated April 19, 2000                    Exhibit 4.3(i) to the Registration Statement

       7.       Trust Agreement for the Trust                     Incorporated herein by reference to Exhibit 4.8
                                                                  to the Registration Statement

       8.       Form of 10 1/4% Subordinated Debenture            Incorporated herein by reference to Exhibit 4.4
                (contained in the Form of First Supplemental      to the Registration Statement included in
                Indenture to the Indenture)                       Exhibit 4.3(i) to the Registration Statement.



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SEMCO Capital Trust I
                                       (Registrant)


                                       By: /s/ Edric Mason
                                          ------------------------------------
                                                Edric Mason
                                                Administrative Trustee


                                       By: /s/ Sebastian Coppola
                                          ------------------------------------
                                                Sebastian Coppola
                                                Administrative Trustee


                                       SEMCO Energy, Inc.
                                       Depositor of the Registrant and Guarantor under the Guarantee


                                       By: /s/  Sebastian Coppola
                                          ------------------------------------
                                                Sebastian Coppola
                                                Senior Vice President

Date:    April 13, 2000